Exhibit 4.11


                           SHARE PURCHASE AGREEMENT
                           ------------------------

This Share Purchase Agreement (this "Agreement") is entered into as of October 10, 2000, by and among SygMed Ltd. an Israeli private company no. 51-171514-6 having its principal place of business at 4 Hamasger St., POB 2412, Raanana, 43654, Israel (the "Company"), Yaacov Gross having Israeli ID #8628778, an individual residing at 13 Etzion St., Even Yehuda (the "Founder") and Aryt Industries Ltd. a company registered under the laws of the State of Israel having its principal place of business at 7 Haplada St., POB 696, Or Yehuda, 60256, Israel (the "Investor").

WHEREAS, the Company is engaged in the development, marketing and sale of medical robotics and various instruments, including mammography stereostatic biopsy systems; and

WHEREAS, the Company wishes that the Investor shall invest in the Company and to grant options to invest additional amounts in the Company, and the Investor wishes to invest in the Company and to receive such options, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, and intending to be legally bound hereby, the parties hereto (the "Parties") agree as follows:

1.   Interpretation; Definitions
     ---------------------------

     1.1  The Recitals and Exhibits hereto are an integral part hereof.

     1.2 The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     1.3  In this Agreement, unless the context otherwise requires:

          1.3.1 "Amended Articles of Association" or "Amended Articles" means the Company's amended and restated Articles of Association in the form attached hereto as Exhibit 1.3.1.

          1.3.2 "Corporate Documents" means the Company's Memorandum of Association and Amended Articles of Association.

          1.3.3  "Existing Shareholders" means the Founder.

          1.3.4 "Interested Party" means any "interested party", as such term is defined in the Israeli Securities Law of 1968, or any member of the family or affiliate of such Interested Party, Person controlled by it, Person under common control or Person controlling it, other than the Company.

          1.3.5 "Liens" means all mortgages, liens, pledges, charges, security interests, third party rights or other claims or encumbrances of any kind whatsoever.

          1.3.6 "Ordinary Shares" means the Ordinary Shares NIS 0.01 par value of the Company.

          1.3.7 "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization.

          1.3.8 "Preferred A Shares" means the Series A Preferred Shares of the Company NIS 0.01 par value, conferring all the rights set forth in the Company's Amended Articles.

          1.3.9 "Purchased Shares" means the Preferred A Shares issued to the Investor at the Closing (as defined below) under this Agreement.

          1.3.10 "Option Shares" means the Preferred A Shares issued to the Investor at any of the First and Second Option Closings (as defined below) under this Agreement.

          1.3.11 "Issued Shares" means the Purchased Shares and the Option Shares, collectively.

2.   Purchase and Issuance of Preferred A Shares
     -------------------------------------------

     2.1 Subject to the terms and conditions hereof, the Company shall issue and allot to the Investor, and the Investor shall purchase from the Company, Two Million Eight Hundred Nineteen Thousand and Five Hundred and Ninety Eight (2,819,598) Preferred A Shares (the "Purchased Shares"). As consideration for the issuance of the Purchased Shares, the Investor shall pay the Company an aggregate purchase price of Seven Hundred and Fifty Thousand U.S. Dollars (US $750,000) (the "Purchase Price"), representing a price per share of approximately US $ 0.266 for each of the Purchased Shares (the "Price Per Share").

     2.2 The Company represents and warrants to the Investor that immediately following the Closing, the Purchased Shares shall represent 20% of the Company's issued share capital on a fully diluted basis, including all issued shares, all outstanding warrants, options and convertible securities, including an option pool of 6.25% Ordinary Shares which are reserved for allocation to existing and future employees, consultants and directors of the Company.

     2.3 The Purchased Shares, when issued and delivered in accordance with this Agreement, and the Ordinary Shares into which the Purchased Shares will be converted, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive or similar rights; and such Purchased Shares will be free and clear of any Liens, and duly registered in the name of the Investor in the Company's Shareholders Register.

     2.4 Closing. The transactions contemplated hereby shall take place at a closing (the "Closing") to be held at the offices of Efrati, Galili & Co. - Law Offices, at 6 Wissotsky St., Tel Aviv 62338, at 11:00 a.m. on November 6, 2000, or such other date, time and place as the parties shall mutually agree.

     2.5 Deliveries and Transactions at Closing. At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

          2.5.1 The Company shall deliver to the Investor the following documents:

                 2.5.1.1 Special Resolution of the Company's shareholders in the form of Exhibit 2.5.1.1 hereto, by which the share capital of the Company shall be modified and the Articles of Association of the Company shall be replaced with the Amended Articles, together with a copy of the Amended Articles filed with, and accepted by, the Israeli Registrar of Companies;

                 2.5.1.2 Resolution of the Board of Directors of the Company approving the Company's execution of this Agreement and any other document contemplated hereby, the issuance of the Purchased Shares to the Investor hereunder against payment of the Purchase Price to the Company and the issuance of the Option Shares against payment of the Option Price (as defined above), all in the form attached hereto as Exhibit 2.5.1.2, together with a duly completed and signed notice of such issuance of Purchased Shares to the Investor in form and substance acceptable for immediate filing with the Israeli Registrar of Companies;

                 2.5.1.3 Validly executed Share Certificate reflecting the Purchased Shares, issued in the name of the Investor in the form attached as Exhibit 2.5.1.3 hereto;

                 2.5.1.4 Written certificate, in the form of Exhibit 2.5.1.4, executed by the Company's Chief Executive Officer, confirming and certifying that all conditions to closing set forth in Section 2.6 herein have been met, and all representations and warranties made by the Company are true and correct, as of the Closing;

                 2.5.1.5 Opinion of special Israeli counsel to the Company, Eitan, Pearl, Latzer & Cohen-Zedek, , in the form attached as Exhibit 2.5.1.5, addressed to the Investor and dated as of the date of the Closing;

                 2.5.1.6 Written notices from all of the Company's shareholders waiving any preemptive rights with respect to the issuance of the Purchased Shares and the Option Shares, as contemplated herein in the form of Exhibit 2.5.1.6.

                 2.5.1.7 The Company shall register the issuance of the Purchased Shares in its shareholders' register in the form attahced as Exhibit 2.5.17 attached hereto.

                 2.5.1.8 The Company shall deliver to the Investor a duly executed Registration Rights Agreement in the form attached hereto as Exhibit 2.5.1.8 (the
                          "Registration Rights Agreement");

                 2.5.1.9 The Company shall deliver to the Investor a duly executed Employment Agreement with the Founder in the form attached hereto as Exhibit 2.5.1.9.

                 2.5.1.10 The Company shall deliver to the Investor a duly
                          executed Management Agreement in the form attached hereto as Exhibit 2.5.1.10 (the " Management Agreement").

                 2.5.1.11 The Company shall deliver to the Investor a duly
                          executed Lease Agreement in the form attahced hereto as Exhibit 2.5.1.11 (the "Lease Agreement").

                 2.5.1.12 The Company will reimburse the Investor for its
                          expenses (including reasonable legal fees) incurred in completing this transaction which shall not exceed in aggregate US$15,000 plus VAT. This reimbursement shall be paid to the Investor within 12 months from the Closing date.

          2.5.2 The Investor shall pay the Purchase Price to the Company, in U.S. dollars or NIS according to the representative US Dollar's rate published by the Bank of Israel and known on the Closing date, by way of a bank transfer to the Company's account, pursuant to wiring instructions given in writing by the Company prior to Closing, or by such other form of payment as is mutually agreed by the Company and Investor.

     2.6 Conditions to Closing by the Investor. The obligations of the Investor at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investor, which waiver shall be at the sole discretion of the Investor:

          2.6.1 Representations and Warranties. The representations and warranties made by the Company and the Founder in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing.

          2.6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Persons other than the Investor before the Closing, or at the Closing, shall have been performed or complied with by such Persons before or at the Closing.

          2.6.3 Consents, etc. The Company shall have secured before the Closing all permits, consents and authorizations that shall be necessary or required lawfully by them to consummate this Agreement, and to issue the Purchased Shares to the Investor at the Closing.

          2.6.4 Delivery of Documents. All the documents to be delivered by the Company at the Closing shall be in form and substance satisfactory to the Investor.

          2.6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as the Investor may reasonably request.

          2.6.6 Absence of Adverse Changes. From the date hereof until the Closing, there will have been no material adverse change in the financial or business condition of the Company.

          2.6.7 Accounting Due-Diligence. The Investor shall complete an accounting due-diligence examination of the Company to its satisfaction.

     2.7 Conditions to Closing by the Company. The obligations of the Company at the Closing are subject to the fulfillment at or before the Closing of the conditions that: (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Investor prior to the Closing, including without limitation payment of the entire Purchase Price and all corporate and other proceedings in connection with the transactions contemplated by this Agreement, shall have been performed or complied with by the Investor prior to or at the Closing, and (b) the representations and warranties made by the Investor in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing, which conditions may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company

3.   Options to Purchase Additional Preferred A Shares
     -------------------------------------------------

     The Company hereby grants to the Investor two options (the "Options") to purchase additional Preferred A Shares in the amounts, prices, terms and conditions set forth below:

     3.1  The Investor will have an option (the "First Option") for twelve
          (12) months from the Closing (the "First Option Period") to purchase Three Million Two Hundred and Fifty Three Thousands and Five Hundred (3,253,500) Preferred A Shares for an aggregate purchase price of Seven Hundred and Fifty Thousand U.S. Dollars (US$750,000), representing a price per share of US $0.23 (the "First Option Price"). The Company represents and warrants to the Investor that immediately following exercise of the First Option, the Investor shall hold 35% of the Company's issued share capital on a fully diluted basis (provided however that no other investment have been consummated during the First Option Period)

     3.2 The Investor will have an option (the "Second Option") for twenty-four (24) months from the Closing (the "Second Option Period") to purchase One Million Four Hundred and Forty Five Thousands and Eight hundred and Seventy nine (1,445,879) Preferred A Shares for an aggregate purchase price of Five Hundred Thousand U.S. Dollars (US $500,000), representing a price per share of approximately US $0.35 (the "Second Option Price").
          The Company represents and warrants to the Investor that immediately following exercise of the Second Option, the Investor shall hold 40% of the Company's issued share capital on a fully diluted basis (provided however that no other investment have been consummated during the First Option Period or the Second Option Period)

     3.3 Any of the Options shall be exercisable, by delivery to the Company of a written notice of exercise during the relevant Option Period (the "Exercise Notice").

          If during the First Option Period another investor invests in the Company an amount of at least US$1,000,000 on a pre money company valuation of at least US$ 8,000,000, the Investor shall be required to exercise the First Option.

          If the First Option was exercised, and during the Second Option Period another investor invests in the Company an amount of at least US$1,000,000 on a pre-money company value of at least US$12,500,000 the Investor shall be required to exercise the Second Option.

     3.4 The Option Shares, when issued and delivered in accordance with this Agreement, and the Ordinary Shares into which the Option Shares will be converted, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive or similar rights; and such Option Shares will be free and clear of any Liens, and when issued and delivered in accordance with this Agreement, duly registered in the name of the Investor in the Company's Shareholders Register.

     3.5 Options Closing. The transactions pursuant to the exercise of any of the Options shall take place at a closing (the "Option Closing") to be held at the offices of Efrati, Galili & Co. - Law Offices, at 6 Wissotsky Street, Tel Aviv on the date which is fourteen (14) days after delivery of notice of exercise any of the Options to the Company, or such other date, time and place as the Parties shall mutually agree.

     3.6 Deliveries and Transactions at Option Closing. At any of the Option Closings, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

          3.6.1 The Company shall deliver to the Investor the following documents:

                 3.6.1.1 a validly executed Share Certificate reflecting the Option Shares in a number specified in the Exercise Notice, issued in the name of the Investor;

                 3.6.1.2 a duly completed and signed notice of the issuance of Option Shares to the Investor in form and substance acceptable for immediate filing with the Israeli Registrar of Companies;

          3.6.2 The Company shall register the issuance of the Option Shares in its shareholders' register; and

          3.6.3 The Investor shall pay the Option Price to the Company, in U.S. dollars or NIS according to the representative US Dollar's rate published by the Bank of Israel and known on the date on the Closing date, by way of a bank transfer to the Company's account, pursuant to wiring instructions given in writing by the Company prior to the Option Closing, or by such other form of payment as is mutually agreed by the Company and Investor.

4.   Representations and Warranties of the Company
     ---------------------------------------------

     The Company and the Founder hereby represent and warrant to the Investor that, as of the date hereof and as of the Closing, the following representations and warranties are true and accurate in all respects with regard to the Company, and acknowledges that the Investor is entering into this Agreement in reliance thereon.

     4.1 Authority. The Company has the full power and authority to execute this Agreement and the other agreements contemplated hereby or which are ancillary hereto, including the Registration Rights Agreement, the Management Agreement, the Services Agreement and the Lease Agreement, and to consummate the transactions contemplated thereby.

     4.2 Organization. The Company is a company duly incorporated and validly existing under the laws of the State of Israel. The Company has the power to own and lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Attached hereto in Exhibit 4.2 are (i) true copies of the current Corporate Documents as in effect prior to the execution hereof, (ii) all resolutions that have been adopted by the Company's shareholders since its incorporation. The Company has not taken any action or failed to take any action, which action or failure would preclude or prevent the Company from conducting its business in the manner heretofore conducted.

     4.3 Share Capital, Capitalization. On the date hereof, the authorized share capital of the Company is NIS two hundred and eighty thousand (280,000), divided into twenty million (20,000,000) Ordinary Shares of NIS 0.01 par value each, of which 9,010,000 Ordinary Shares are issued and outstanding and eight million (8,000,000) Preferred A Shares of NIS 0.01 par value each, all as set forth in the Pre-Closing Capitalization Table attached as Exhibit 4.3a hereto.
          Exhibit 4.3 hereto contains a true and correct description of the identity of each holder of shares or rights (vested or contingent) to acquire shares in the Company, including the number and class of such shares, as of immediately prior to the Closing. Except as set forth in Exhibit 4.3, there are no rights or agreements to subscribe for, or to purchase, any shares or other securities of the Company, nor are there outstanding any warrants, options, convertible instruments, or any other rights, agreements, undertakings, promises or commitments, written or oral, to sell or acquire shares from the Company. Subsequent to the Closing and all Option Closings, the ownership of the share capital of the Company, both issued and outstanding and on a fully diluted basis, shall be as set forth in the Post-Closing Capitalization Table attached as Exhibit 4.3b hereto. The rights and privileges of the Ordinary Shares and the Preferred A Shares are as set forth in the Corporate Documents.

     4.4 Authorization of Shares; No Public Offer. All of the issued and outstanding share capital of the Company has been duly authorized and is validly issued, fully paid and non-assessable. Neither the Company, nor to its knowledge any one acting on its behalf, has offered securities of the Company, including the Issued Shares, for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make issuance and sale of the Issued Shares and the Option Shares not exempt from the registration requirements of the securities laws of the State of Israel or of any other jurisdiction.

     4.5  No Obligations to Register Securities. Other than as set forth in
          Exhibit 4.5 hereto and the Registration Rights Agreement, the Company is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities or any of its securities which may hereafter be issued.

     4.6 No Voting Agreements Other than as set forth in Exhibit 4.6 hereto, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the shares of the Company, and there are no agreements, understandings, trusts or other understandings concerning transfers of the shares of the Company.

     4.7 Board of Directors. The directors of the Company are Mr. Jacob Gross Sari Michaeli Gross and Gabi Gilboa, each of whom has been duly and lawfully appointed to such position.

     4.8  Election and Compensation of Directors. Except as set forth in
          Exhibit 4.8 hereto, neither the Company nor its respective shareholders are party to any agreement, obligation or commitment with respect to (i) the election of individual or individuals to the Board or (ii) any compensation to be paid to any of the Company's directors or officers.

     4.9 No Dividends or Distributions. Since its incorporation, there has been no declaration or payment of dividends, or any distribution by the Company of any assets of any kind to any of its shareholders, in redemption of or as the purchase price for, any of the Company's securities.

     4.10 Financial Statements. The audited financial statements of the Company for the year ended December 31, 1999, a true and complete copy of which is attached hereto in Exhibit 4.10a, are true and accurate and present correctly the financial condition, transactions in and dispositions of the assets of the Company, and the results of operations of, and the cash flows of the Company for the year ending on December 31, 1999.

          The reviewed trial balance sheet of the Company for the period ended June 30, 2000, a true and complete copy of which is attached hereto in Exhibit 4.10b, is true and accurate and present correctly the financial condition, , the results of operations of, and the cash flows of the Company for such period ending on June 30, 2000.

          (the trial balance sheet together with the December 31, 1999, financial statements attached in Exhibit 4.10a, the "Financial Statements"). The Financial Statements were prepared in accordance with Israel generally accepted accounting principles applied on a consistent basis ("GAAP").

     4.11 Changes Since Financial Statements Since December 31, 1999, the Company has conducted its business in the ordinary course consistent with past practice and except as set forth in Exhibit 4.11 attached hereto, there has not been: (i) any material change in the assets, liabilities, condition or business of the Company from that reflected in the Financial Statements (the "Condition of the Company"); (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company; (iii) any damage, destruction or other casualty or loss (whether or not covered by insurance) materially affecting the Condition of the Company; (iv) any material change in any method of accounting or accounting practice by the Company; (v) any transaction, including any change of terms of an existing transaction, between any of the Company and any Interested Party;
          (vi) any waiver by the Company of any valuable right, or of a material debt, owed to it(vii) any material change or amendment to material agreement or arrangement by which the Company or any of its assets are bound; (viii) any sale, transfer or lease of or mortgage or pledge or imposition of a Lien, on any of the assets of the Company; or (ix) any material change in any compensation or other arrangement with any of the employees of the Company; (x) any satisfaction or discharge of any material Lien, material claim or material encumbrance or payment of any material obligation by the Company, except in the ordinary course of business and that is not individually or in the aggregate adverse to the assets, properties, condition (financial or otherwise), operating results or business of the Company; or (xi) any agreement or arrangement made by the Company to do any of the foregoing.

     4.12 Indebtedness. Except as fully reflected and disclosed in the Financial Statements or in Exhibit 4.12 hereto, the Company does not have any indebtedness or liability, whether absolute, accrued, fixed, contingent or otherwise. Except as disclosed in Exhibit 4.12 herein, the Company is not a guarantor of any debt or obligation of any other Person, the Company has not given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any Person, and no Person has given any guarantee of, or security for, any obligation of the Company.

     4.13 Taxes. Other than as set forth in the Financial Statements, the Company has not made any elections under applicable laws or regulations relating to taxation (other than elections that relate solely to methods of accounting, depreciation or amortization). Other than as set forth in the Financial Statements, to the best knowledge of the Company and the Founder, the Company is not currently liable for any tax (whether income tax, capital gains tax, or otherwise). The Company has timely filed all tax returns and reports required by applicable laws. All tax returns and reports of the Company are true and correct in all material respects.

     4.14 Ownership of Assets. A list of the material tangible assets of the Company is set forth in Exhibit 4.14a. Except as set forth in
          Exhibit 4.14b, the Company holds all of its tangible or intangible assets free and clear of all Liens. No Person, apart from the Company, including, but not limited to the directors, the shareholders of the Company or any of its or their affiliates, owns or possesses, in their individual or any other capacities, any property, whether tangible or intangible, which is material, individually or in the aggregate, to the financial condition, operations or business of the Company.

     4.15 Intellectual Property Rights.

          4.15.1 Exhibit 4.15.1 contains a complete and accurate list of all Israeli and foreign patents, trademarks (both common law and registered), trade names, service marks, copyrights and applications or registrations of any of the foregoing (collectively, "Intellectual Property Rights") as to which the Company is the owner or licensee (indicating exclusive or non-exclusive). Exhibit 4.15, together with all technology, information, ideas, know how and trade secrets related thereto or otherwise owned by the Company or in which the Company has any interest, is collectively referred to as the "Company Intellectual Property".

                 Other than as listed in Exhibit 4.15.1(b) no Intellectual Property Rights of any kind other than the Company Intellectual Property are necessary for the Company to conduct its business as currently conducted or as proposed to be conducted within the Company's business plan.

          4.15.2 The Company exclusively owns or licenses free and clear of any Lien, the Company Intellectual Property . Except to the extent specifically set forth in Exhibit 4.15.2, no claim has been asserted or, to the knowledge of the Company and the Founder, threatened by any person, and, to the Company's knowledge, no basis for any claim exists, with respect to the use of the Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto. To the best knowledge of the Company and the Founder, the use of the Company Intellectual Property by the Company in the present conduct of its business does not infringe the intellectual property rights of any person or entity.

          4.15.3 Except to the extent specifically disclosed on Exhibit 4.15.3, no current or former shareholder, employee, officer, director or consultant of the Company has any rights in or to any of the Company Intellectual Property. All Company Intellectual Property listed on Exhibit 4.15.1 has the status indicated therein. Except to the extent specifically disclosed on Exhibit 4.15.1: (i) the Company has taken reasonable actions to protect its rights, in the Company Intellectual Property; (ii) to the best knowledge of the Company and the Founder, no person or entity nor such person's or entity's business or products has infringed, misused or misappropriated the Company Intellectual Property or currently is infringing, misusing or misappropriating the Company Intellectual Property; and (iii) Other than the Chief Scientist Office, to the best knowledge of the Company and the Founder, no other person or entity has any right to receive or any obligation to pay a royalty with respect to any of the Company Intellectual Property.

          4.15.4 The Company and the Founder are not aware that any employee, contractor or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or of an administrative agency, or any other restriction, that would interfere with the use of his or her best efforts to carry out his or her duties for the Company, or to promote the best interests of the Company, or that would conflict with the Company's business.

          4.15.5 The Company and the Founder are not aware that the carrying on of the Company's business by the employees, contractors and consultants of the Company and the conduct of the Company's business will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which to the best knowledge of the Company and the Founder any of such employees, contractors or consultants of the Company is now obligated.

          4.15.6 Except as explicitly and specifically set forth in Exhibit 4.15.6, at no time during the conception of or reduction to practice of any of the Intellectual Property Rights was any developer, inventor or other contributor to such Intellectual Property Rights operating under any grants from any governmental entity or agency, performing research sponsored by any governmental entity or agency or private source. The Company and the Founder are not aware that at any time during the conception of or reduction to practice of any of the Intellectual Property Rights, any such developer, inventor or other contributor was operating or subject to any employment agreement, or invention assignment or nondisclosure agreement, or other obligation with any third party that could adversely affect the rights of the Company in such Intellectual Property Rights.

          4.15.7 The Company takes security measures to protect the confidentiality and value of all the Company Intellectual Property, which measures are, reasonable and customary in the industry in which the Company operates. Each of the key officers, employees and consultants of the Company has entered into written agreements with the Company assigning to the Company all rights to intellectual property developed in the course of their employment with and/or service to the Company.

          4.15.8 Except as set forth in Exhibit 4.15.8, the Company has not received any communications alleging that the Company has violated or by conducting its business as proposed, would violate, patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of other persons or entities, nor is the Company aware of any similar violation of its Intellectual Property by others.

     4.16 Material Contracts. A list of all material contracts (including descriptions of all material oral contracts, if any) of the Company appears in Exhibit 4.16 attached hereto. To the Company's best knowledge and subject to applicable laws, all such agreements and contracts are valid, in full force and effect and binding upon the Company. Neither the Company, nor to the best of the Company's knowledge any other party thereto, is in breach thereof, which breach may have a material adverse effect on the Company.

     4.17 Interested Party Transactions. Except as set forth in Exhibit 4.17 attached hereto, there are no transactions or proposed transactions between the Company and any entity that is at the date of such transaction or at the date of this Agreement an Interested Party thereof, and no Interested Party, employee, shareholder, officer or director of the Company is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.

     4.18 Employees. A list detailing the names and positions of all employees of the Company, and a summary of their material terms of employment, has been delivered to the Investor in writing prior to the execution of this Agreement. Exhibit 4.18 attached hereto lists all employment, non-competition and confidentiality agreements between the Company and its employees. To the Company's best knowledge, the Company is in compliance in all material respects with all applicable laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax authorities of all sums required to be withheld from employees or Persons deemed to be employees, under applicable tax laws. Except as set forth in Exhibit 4.18, the Company has paid all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof. Except as set forth in Exhibit 4.18, the Company has made sufficient actual reserves for all of the payments and obligations due or payable with respect to its employees, including, but not limited to, national security payments, income tax withholdings, severance payments, all as required by any applicable law.

     4.19 Compliance. The Company has all permits, licenses and any similar authority necessary for the conduct of its business or ownership of property, other than as would not have a material effect on the Company. The Company is not in violation (i) to its best knowledge, of any applicable law, regulation, order, decree or judgment of any court or any governmental body applicable to it, or (ii) under its Corporate Documents, or under any agreement, instrument or document to which it is a party or by which it or any of its property is bound or affected, which violation, in any such case, may adversely affect the Company. The Company is not a party or subject to the provisions of any specific order, writ, injunction, judgment or decree of any court or governmental body.

     4.20 Litigation. Other than as set forth in Exhibit 4.20, the Company is not aware of any action, proceeding or governmental inquiry or investigation, pending or threatened against the Company or any of its officers, directors or employees (in their capacity as such) before any court, arbitration board or tribunal or administrative or other governmental agency, nor is the Company aware, or has reasonable grounds to be aware, of any fact which would result in any such proceedings. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     4.21 Intentionally Deleted.

     4.22 Consents. All consents, approvals, authorizations or permits which are required by the Company in connection with the consummation by the Company of the transactions contemplated by this Agreement are listed in Exhibit 4.22 attached hereto and have been obtained as of the date hereof or shall be obtained at the Closing.

     4.23 Brokers. Except as disclosed in Exhibit 4.23 herein, no agent or broker or any Person acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with the transactions contemplated hereby.

     4.24 Business Plan. The Business Plan provided by the Company to the Investor has been prepared in good faith and with professional care by the Company. The Company is not aware of any information that materially changes the business prospects of the Company as set forth in such Business Plan. Neither the Company nor the Founder provides any guaranty regarding the financial projections included in such Business Plan.

     4.25 No Breach. Neither the execution of this Agreement and the performance of the terms hereof nor the consummation of the transactions contemplated hereby will conflict with, or result in a violation of, or constitute a default under the Corporate Documents of the Company, or any agreement or other instrument to which the Company is a party or by which it is bound, or to which any of its properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, consent, permit, rule, regulation or order of any court, or any governmental agency or body having jurisdiction over the Company or any of its properties. Such execution and compliance will not give to others any rights, including, but not limited to, rights of termination, cancellation or acceleration, in or with respect to any agreement or commitment referred to in this Section, or to any of the properties of the Company.

     4.26 Authorization. This Agreement, and the other agreements contemplated hereby or which are ancillary hereto, including the Registration Rights Agreement, the Management Agreement, the Services Agreement and the Lease Agreement, have been duly and validly authorized and executed by the Company and constitute valid and binding obligations of the Company, and subject to all applicable laws are enforceable against the Company in accordance with their respective terms.

     4.27 Full Disclosure. There is no material fact in the Company's possession or knowledge which relates to the Company that has not been disclosed in writing to the Investor. This Agreement and the Exhibits and other documents delivered to the Investor in connection herewith do not contain any material untrue statement and to the Company's best knowledge do not omit to state a material fact necessary in order to make the statements contained therein and herein not misleading.

     4.28 Records. The minutes of the Company which have been provided to the Investor contain accurate and complete copies of the minutes of every meeting of the Company's shareholders and Board of Directors (and any committee thereof) which are, or may be, material to the Company in any way. No resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or shareholders of the Company, except for those contained in such minutes. The corporate records of the Company have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects.

     4.29 Subsidiaries. The Company has no subsidiaries and does not, directly or indirectly, own any interest in any corporation, partnership, joint venture or other business venture.

     4.30 Survival. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect for 2 years after the Closing provided however, that each representation and warranty herein shall terminate upon the earlier to occur of (i) the closing of the sale of the Ordinary Shares of the Company to the public in a bona fide firm commitment underwriting pursuant to a registration statement under the Securities Act, or (ii) consummation of the sale of all share capital of the Company by a merger, or a sale of all or substantially all of the assets of the Company.

5.   Representations and Warranties of the Investor
     ----------------------------------------------

     The Investor hereby represents and warrants to the Company as of the date hereof and as of the Closing, acknowledging that the Company is entering into this Agreement in reliance thereon, as follows:

     5.1 It has the full power and authority to execute this Agreement and to consummate the transactions contemplated hereby to be consummated by such Investor. This Agreement and the other agreements contemplated hereby or which are ancillary hereto, has been duly executed by such Investor, and this Agreement constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its respective terms.

     5.2 It is duly organized and validly existing in the country of its organization or incorporation.

     5.3 Without derogating from the representations and warranties set forth in Section 4 above or the Company's liability therefor as predicated under this Agreement, the Investor has been given access to information regarding the Company and the Preferred A Shares it has requested. The Investor further represents that it had an opportunity to ask questions and receive answers from the Company's representatives, concerning the Company and the Preferred A Shares as well as regarding written information that it received.

     5.4 The Investor has not made any agreement with any broker, finder or similar agent or any person or firm, providing for the payment of any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby

     5.5 The Investor has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of such an investment, and of investing, in the Company. The Investor can bear the risk of its investment hereunder and a complete loss thereof.

     5.6 The Investor acquiring the Issued Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Issued Shares to be purchased hereby, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

     5.7 Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect for 2 years after the Closing provided however, that each representation and warranty herein shall terminate upon the earlier to occur of (i) the closing of the sale of the Ordinary Shares of the Company to the public in a bona fide firm commitment underwriting pursuant to a registration statement under the Securities Act, or (ii) consummation of the sale of all share capital of the Company by a merger, or a sale of all or substantially all of the assets of the Company.

6.   Rights of Preferred A Shares
     ----------------------------

     The rights, preferences and privileges of the Preferred A Shares shall be as set forth in the Corporate Documents of the Company, as amended hereunder, which rights are hereby incorporated by reference into this Agreement and constitute an integral part hereof, and which include without limitation, the following:

     6.1 Liquidation Preference. In the event of (i) any dissolution or liquidation of the Company; (ii) the commencement by or against the Company of any bankruptcy, winding-up or insolvency proceeding under any bankruptcy or insolvency or similar law, whether voluntary or involuntary; or (iii) the appointment of a receiver or liquidator to all or substantially all of the Company's assets (collectively, a "Liquidation Event"), any assets of the Company available for distribution shall be distributed pursuant to the following order of preference:

          6.1.1 The holders of the Preferred A Shares shall be entitled to receive, prior to and in preference to any payments to any of the holders of any other classes of shares of the Company, an amount per Preferred A Share equal to the Preference Amount (as defined herein). As used herein the "Preference Amount" shall mean the original issue price of a Preferred A Share (adjusted for share combination or subdivision, bonus shares or any other recapitalization of the Company's shares (a "Recapitalization Event")), plus an amount equal to accrued but unpaid dividends declared by the Board of Directors, if any. If the assets thus distributed among the holders of Preferred A Shares shall be insufficient to permit the payment to such holders of the full Preference Amount, then the assets available for distribution shall be distributed pro-rata among the holders of Preferred A Shares, in proportion to the Preference Amount each of them is otherwise entitled to receive.

          6.1.2 After payment in full of the Preference Amount, the remaining assets of the Company then available for distribution, if any, shall be distributed pro-rata among all the shareholders of the Company, including the holders of Preferred A Shares, in proportion to their respective shareholdings in the Company on an as-converted basis.

          6.1.3 Notwithstanding sub-sections 6.1.1 and 6.1.2., in the event the total assets available for distribution exceeds five times the original issue price of the Preferred A Shares (adjusted for Recapitalization Event), then no liquidation preference shall apply, i.e. the total assets available for distribution shall be distributed pro-rata among all the shareholders of the Company, irrespective of the class of shares they hold, in proportion to their respective shareholdings in the Company on an as-converted basis.

                 A merger or a consolidation of the Company into another corporation, in which the Company's shareholders did not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Company's assets or all or substantially all of the Company's issued and outstanding shares, or other transaction which would result in a change of control of the Company (a "Change in Control"; for this purpose the term "Control" shall have the same meaning as in Section 1 of the Securities Law -
                 1968), shall each be deemed a Liquidation Event ("Deemed Liquidation Event"). For the avoidance of doubt it is clarified that merger, consolidation of the Company with or into one or more other corporations, in which the Investor has a Control, shall not be regarded as a Liquidation Event for the purpose of allocation of proceeds among the Company's shareholders.

     6.2 Distribution of Dividends. In the event that any dividends or other distributions, whether in cash or in securities or other assets, have been declared or distributed by the Company, the holders of the Preferred A Shares shall be entitled to an equal distribution per share as the holders of any other classes of shares of the Company with respect to such distribution on an as converted basis, without any preference.

          The Company and the Founder undertake that no dividends shall be distributed until the end of 24 months from Closing.

     6.3  Conversion of Preferred A Shares.

          6.3.1 Conversion at the option of the Investor. Each Preferred A Share shall, at any time and at the sole discretion of its holder, be convertible into Ordinary Shares upon twenty (20) days written notice to the Company. Initially, the conversion ratio shall be one-to-one, but such conversion ratio shall be adjusted: (i) in accordance with any Recapitalization Event and (ii) pursuant to the anti-dilution provisions set forth herein.

          6.3.2 Conversion at the option of the Company. Each Preferred A Share shall be convertible into Ordinary Shares as aforesaid at the election of the Company upon (i) the closing of a firmly underwritten public offering of Ordinary Shares pursuant to a registration statement under the United States Securities Act of 1933, as amended or any other registration statement in other accepted jurisdiction ("IPO").

     6.4 Anti-Dilution Rights. Until the earlier of (i) IPO; (ii) the occurrence of Liquidation Event or Deemed Liquidation Event; or
          (iii) the elapse of 2 years from Closing (the "First Period"), in the event that the Company shall issue new Ordinary Shares, any other class of equity shares, or any securities exercisable into, convertible into or exchangeable for Ordinary Shares, at a price per share lower than the Price Per Share applicable to the Preferred A Shares purchased hereunder or the price per share under the First or Second Option Prices, as relevant (and as may be adjusted from time to time), the conversion ratio of the Preferred A Shares shall be adjusted on a full ratchet basis, for no additional consideration, as set forth in the Amended Articles. Thereafter, Until the earlier of (i) IPO; (ii) the occurrence of Liquidation Event or Deemed Liquidation Event; or (iii) the elapse of 2 years from the end of the First Period, the Investor shall have a weighted average anti dilution protection. The aforesaid shall not apply to the issuance of shares, options or securities convertible into shares, (i) to employees, officers, consultants or directors of the Company, pursuant to a stock purchase agreement or stock option plan or agreement or other incentive stock arrangement, approved by the Board of Directors or (ii) upon conversion of shares of Preferred A Shares or (iii) upon distribution on Preferred A Shares or as dividends distributed equally on all shares of the Company or (iv) to Strategic Investor. "Strategic Investor" for the purpose of this Section means: an investor which, in addition to its investment by capital in the Company in an amount equal or greater than the amount invested by the Investor, shall simultaneously enter into a material commercial transaction with the Company.

     6.5 Voting Rights. All holders of Preferred A Shares shall be entitled, notwithstanding any provision hereof, to notice of any shareholders meeting in accordance with the Amended Articles and to attend such meetings.

          The holder of each Preferred A Share shall have the right to one vote for each share of Ordinary Shares into which such Preferred A Shares could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to each vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled to vote, together with the Ordinary Shares as one class, with respect to any question upon which holders of Ordinary Shares have the right to vote.

7.   Conduct of Business Through Closing.
     -----------------------------------

     From the date hereof through the Closing, and except as set forth herein, the Company (a) will conduct its business solely in the ordinary course as is conducted on the date hereof and in such manner as to preserve, to the extent possible in the ordinary course of business, the accuracy of the representations and warranties made hereunder; (b) shall not declare or pay any dividends or make any other distributions with respect to its share capital; (c) shall not issue any shares nor grant any option, warrant, convertible debenture or any other form of security exercisable into or convertible to shares of the Company (other than as provided for herein); (d)shall not repay any indebtedness for which any of the Company's shareholders are guarantors; and (e) shall not enter into or renew any agreement with an Interested Party (including an employment agreement with any employee or director), or increase the remuneration of any employee or director.

8.   Management of the Company; Covenants of the Parties
     ---------------------------------------------------

     The Parties agree that, from and after the Closing:

     8.1 Board of Directors. The Company's Board of Directors shall consist of up to seven (7) directors that shall be elected as follows:

          8.1.1 The holders of the Preferred A Shares shall be entitled to appoint, replace and remove two (2) directors (the "Investor's Directors"). In the event that the First Option is exercised in whole by the end of the First Option Period , the Investor shall be entitled to appoint, replace and remove 3 directors. In the event the Investor's shareholdings are reduced below 10% of the outstanding share capital of the Company the Investor shall be entitled to appoint, replace and remove only one director. Initially, such appointees shall be Mr. Shmuel Bachar and Mr. Arie Geler.

                 In addition the holders of the Preferred A Shares shall be entitled to appoint one non-voting observer to the Board of Directors. Initially, such appointee shall be Mr. Yoav Bar-Nes.

                 The Directors (except for the Founder) shall be each entitled to receive from the Company reasonable out-of-pocket expenses for attending meetings of the Board of Directors.

                 Each of the Investor's Directors shall be entitled to communicate to the Investor all information received in its capacity as a member of the Board, and such information may be used by the Investor in connection with its investment in the Company, and in discussions with other shareholders in the Company provided that such information will be used solely for the purpose of monitoring the Investor's investment in the Company and for inclusion of financial information in reports to governmental authorities or stock exchanges if required by law or stock exchange rule and will not be used for any other purpose or disclosed to any person without the prior written consent of the Company.

          8.1.2 The Founder shall be entitled to appoint the remaining directors to the Board of Directors of the Company. Initially such appointees shall be the Founder himself and Mr. Gabi Gilboa who shall serve in office for at least three (3) years from Closing

                 The directors appointed by the Founder will be professionals experienced in the field of operation of the Company or in financial matters.

          8.1.3 As long as the holders of the Preferred A Shares hold at least 10% of the outstanding share capital of the Company, the Chairman of the Board shall be Shmuel Bachar or any other Investor Director at the choice of the Investor. In the event of an equality of votes (except in respect of the matters which are subject to veto rights pursuant to Section 8.2.2 below), the Chairman of the Board will not have a casting vote and the decision shall be regarded as not approved by the Board of Directors of the Company.

          8.1.4 It is the intention of the Company to recruit a new CEO, who shall be appointed by mutual consent of the Parties.

          8.1.5 As of the Closing Date the Company's CFO, on a part time basis, shall be Mr. Ran Eckhaus. At the time it is required to appoint a full time CFO, the Investor shall be entitled to propose a candidate, who shall be subject to the reasonable approval of the Company.

     8.2  Board and Shareholders Decisions.

          8.2.1 Subject to any applicable mandatory law, all resolutions and actions of the Board of Directors and of the shareholders of the Company shall be taken by a majority vote.

          8.2.2 Notwithstanding the aforesaid, until the IPO and as long as the Investor holds at least 15% of the outstanding share capital of the Company, a consent of the holders of the Preferred A Shares or of the directors appointed by them shall be required for any action of the Company's general meetings or of the Company's Board of Directors (or any committee thereof), as applicable, regarding any of the following issues: (1) amendment to the Corporate Documents of the Company that adversely effects the rights of the Preferred A Shares; (2) a material change in the business of the Company; (3) issuance of capital stock, rights, options or warrants to purchase capital stock, or other securities convertible into capital stock; (4) merger, consolidation of the Company with or into one or more other corporations, other than corporation in which the Investor has Control, in which the shareholders of the Company immediately after such merger or consolidation hold stock representing less than the majority of the voting power of the outstanding stock of the surviving corporation (5) the sale, lease or other disposition of all or substantially all of the Company's assets, or technology, (6) transactions with any officer, director, shareholder or other interested party, or any other party related, directly or indirectly, to any of them; (7) liquidation, dissolution or winding-up of the Company; (8) the constitution of any committee of the Board of Directors or of the board of directors of any subsidiary of the Company; (9) appointment, dismissal and determination and changes of remuneration of the Company's senior management;
                 (10) any transaction, other than with a corporation in which the Investor has Control, of the Company exceeding $75,000 or which is not in the Company's ordinary course of business;
                 (11) distribution of dividends (other than a dividend payable solely in Shares distributed equally to all shareholders of the Company on an as converted basis); (12) increase the number of members of the Board of Directors; and (13) determination and changes in the scope and terms of any stock option plan for employees, consultants, directors or subcontractors of the Company, and grant of options pursuant thereto.

                 Notwithstanding the provisions of this Section, until the IPO, and as long as the Investor holds between 7% to 15% of the outstanding share capital of the Company, the following decisions shall require the consent of the holders of the Preferred A Shares or of the directors appointed by them in the Company's general meetings or of the Company's Board of Directors (or any committee thereof), as applicable: 8.2.2
                 (1), (2), (3), (4), (5), (6), (7), (10), (11) and (12),
                 provided that with respect to 8.2.2 (3) the consent of the holders of the Preferred A Shares or of the directors appointed by them shall not be required for issuance of securities at a higher Company valuation than the Investor has incurred plus 15% of such valuation annualy.

                 Notwithstanding the provisions of this Section, until the IPO in the event of exercise of the First and Second Options, a consent of the holders of the Preferred A Shares or of the directors appointed by them shall be required for any action of the Company's general meetings or of the Company's Board of Directors (or any committee thereof), as applicable, regarding the terms and conditions of an IPO.

     8.3 Preemptive Rights. If at any time prior to the IPO, the Company proposes to issue and sell any capital stock of the Company, whether or not now authorized, rights, options or warrants to purchase capital stock, or securities of any type whatsoever that are, or may become, convertible into capital stock (excluding securities (i) issued in an IPO, (ii) issued upon the conversion of Preferred Stock or exercise of the options to acquire shares of the Company which are in existence on the date of the Closing, or (iii) issued to employees, officers, consultants or directors of the Company pursuant to stock option plans or agreements or other incentive stock arrangements, approved by the Board of Directors or (iv)issued in connection with the acquisition by the Company of, or business combination with, another company or entity by merger or purchase of substantially all of its stock or assets ("New Securities")) it shall enable each of the Preferred A Share holders to purchase their pro rata share, of the fully diluted outstanding share capital of the Company, on an as-converted basis, of any such New Securities, all according to the terms and conditions set forth in the Amended Articles.

     8.4  Co-Sale, No Sale Rights, Right of First Refusal

          8.4.1 If the right of first refusal set forth in the Amended Articles is not exercised and any of the Existing Shareholders (in this Section 8.4, the "Selling Shareholder") intends to sell any shares, other than to a Permitted Transferee (as defined in the Amended Articles), such Selling Shareholder shall so notify the holders of the Preferred A Shares (in this Section 8.4, the "Holders"), describing in such notification the material terms of such proposed sale. Upon receipt of such notice, the Holders shall have the right to exercise the option contained in 8.4.2 below.

          8.4.2 The Holders shall have the option, exercisable by written notice to the Selling Shareholder within ten (10) business days after receipt of the notice described in 8.4.1 above, to require the Selling Shareholder to provide as part of his proposed sale that the Holders be given the right to participate in the sale pro rata in proportion to the respective numbers of Shares owned by any of the Holders (on an as converted basis) and the Selling Shareholder at such time, on the same terms and conditions as the Selling Shareholder. If such option is exercised by the Holders, the Selling Shareholder shall not proceed with such sale unless the Holders are given the right to participate.

          8.4.3 Notwithstanding the aforesaid, in the event that any shareholder or group of shareholders proposes to sell shares in a transaction or series of transactions which result in a change in control of the Company, then the Holders shall be entitled to participate in such transaction and to sell all of their shares in the Company prior to the inclusion of any shares of the Selling Shareholder(s). For purposes of this
                 Section 8.4, the term "change in control" shall mean the transfer of (i) 50% or more of the equity of the Company or
                 (ii) shares entitling the holder to appoint 50% or more of the directors of the Company.

          8.4.4 The Existing Shareholders agree and declare that they will not sell any of their shares in the Company as of the date of this Agreement, whether held directly or indirectly, prior to the end of eighteen (18) months from Closing. Thereafter and prior to an IPO the Existing Shareholders may sell up to: (i) 3% of their shares in the Company, whether held directly or indirectly, prior to the end of 24 months from Closing; (ii) additional 5% of their shares in the Company, whether held directly or indirectly prior to the end of 36 months from Closing; (iii) additional 5% in the aggregate of their shares in the Company, whether held directly or indirectly, prior to the end of 48 months from Closing; (iv) additional 5% in the aggregate of their shares in the Company, whether held directly or indirectly, prior to the end of 60 months from Closing; and (v) 25% of their shares in the Company, whether held directly or indirectly, in each year from the commencement of the sixth year.

                 Transfer of shares by the Existing Shareholders pursuant to this subsection 8.4.4(i), (ii) (iii) and (iv) above shall not be subject to the right of co sale as set forth in Section
                 8.4.1 above.

          8.4.5 The Investor shall be entitled to a right of first refusal to purchase any shares which will be sold or transferred in any other way by the Existing Shareholders, according to the terms specified in the Amended Articles

          8.4.6 The rights established by this Section 8.4 shall not apply to, and shall terminate upon the effective date of the IPO.

     8.5 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted principles applied on a consistent basis.

     8.6 Access to Information. A representative of the Investor who has signed a non-disclosure agreement (so long as the Investor holds at least 5% of the outstanding share capital of the Company) shall have, upon reasonable notice, full access to all books and records of the Company, shall be entitled to review at its discretion, and shall be entitled to inspect the properties of the Company and consult with management of the Company.

     8.7 Information Rights. Prior to an IPO, the Company shall deliver to the Investor, for as long as it holds at least 5% of the outstanding share capital of the Company in the Company (i) within 60 days after the end of each fiscal year, a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing as one of the five major accounting firms in Israel, selected by the Company's Board of Directors (the "Accountants"),
          (ii) within 45 days from the end of each quarter, a consolidated balance sheet of the Company, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and reviewed by the Accountants; and (iii) monthly management reports (in a form mutually agreed) and unaudited monthly financial statements within 30 days from the end of each month, and (iv) an annual budget, within 30 days prior to the end of each fiscal year. Following the IPO, the Company shall deliver to each holder of Preferred A Shares or Ordinary Shares issued upon conversion of Preferred A Shares, copies of the Company's filings with the Securities and Exchange Commission and Annual Reports to shareholders as soon as practicable after such documents were filed with the Securities and Exchange Commission. For the Purpose of this Section GAAP shall mean Israeli GAAP and adjustment to US GAAP, provided that the Investor shall pay for the expenses associated with the adjustment to US GAAP.

          Notwithstanding anything herein the Company shall deliver to the Investor any information which the Investor is required to file pursuant to Israeli and USA securities laws or any request of the securities authorities in these jurisdictions. Such delivery by the Company shall be made at least 14 days before the date on which the Investor is required to file such information, provided that the Company has such information and provided further that the Investor has notified the Company in due time on such requests.

     8.8 Internal Reporting Requirements. The Company's management shall submit to the Board of Directors for its approval, annually, an annual operating plan and budget, in such format as the directors shall require, at least 30 days prior to the first day of the year covered by such plan. In addition, the Company's management shall submit to the Board of Directors monthly and other reports in such format, and containing such information, as the directors shall require.

     8.9 Registration Rights. Effective as of the Closing, the Company hereby grants to the holders of Preferred A Shares and the Ordinary Shares registration rights as more fully set forth in the Registration Rights Agreement attached hereto.

    8.10 Employment Agreements and Employee Vesting. The Company hereby undertakes to use its best efforts to ensure that all future key officers, employees and consultants of the Company enter into a confidential information and invention assignment agreement with the Company, the terms of which shall be acceptable to Investor. The Company shall not issue, as of the Closing, options to employees, directors and consultants, which are not subject to vesting unless otherwise decided by the Board of Directors.

    8.11 Confidentiality and Non-Disclosure. No disclosure regarding the Investor's terms of investment in the Company in a press conference, in any professional or trade publication, in any marketing materials or otherwise to the general public may be made by the Parties, without the prior written consent of the Investor, which consent may be reasonably withheld at the sole discretion of the Investor. Notwithstanding the foregoing, the Investor shall be able to disclose its relationship with the Company/Investor, its investment in the Company and the terms thereof to third parties or to the public after first notifying in writing the Company 7 days in advance. In the event of a disclosure required by law, including by the Securities and Exchange Commission, the disclosing Party shall use all reasonable efforts (and cooperate with the other Party's efforts) to obtain confidential treatment of materials so disclosed.

    8.12 Use of Proceeds. The Company shall use the Purchase Price and the proceeds generated from the Options exercise to finance the Company's general corporate purposes as set forth in the budget attached hereto as Exhibit 8.12 (the "Budget") and subject to the term and conditions thereof. The Company may modify and update the Budget from time to time with the approval of the Board of Directors including the affirmative consent of at least two of the Investors' Directors.

    8.13 Signatory Rights. As of Closing and until otherwise resolved by the Board of Directors, including the affirmative consent of at least one of the Investors' Directors the signatory rights on behalf of the Company shall be as specified in Exhibit 8.13 attached hereto.

    8.14 Insurance. The Company shall prior to the Closing introduce three proposals of insurance policies to the Investor as listed in Exhibit
          8.14 attached hereto, with coverage customary in the industry for Companies' with similar scope and activities. The Company shall , following consultation with the Investor, promptly following the Closing purchase such insurance policies out of the proposal which it founds the most suitable for the Company.

9.   Indemnification
     ---------------

     The Company and the Founder shall indemnify the Investor and its successors from and against all claims, actions, suits, losses, liabilities, damages, judgments, settlements, costs of investigation or other expenses (including but not limited to interest, penalties and reasonable attorneys' fees and disbursements incurred in connection with enforcing this indemnification or otherwise in connection with any of the foregoing) (collectively, "Losses") based upon, arising out of or in respect of a material breach of any representation or warranty or covenant of the Company and the Founder contained in this Agreement without regard to any independent examination of the Company conducted by the Investor, provided, however, that except in cases of willful misrepresentation or fraud the liability of the Company and the Founder to the Investor pursuant to this Section 9 which may be raised only if the Investor's Losses exceed in the aggregate a sum of US$15,000, shall in no event exceed the respective aggregate Purchase Price paid by the Investor for the Issued Shares purchased by it hereunder and provided further, (i) the liability for damages paid in cash of the Founder under this Section 9,shall not exceed, in the aggregate $50,000 and
     (ii) the Founder may satisfy his obligations hereunder through the tender of his shares of the Company's Ordinary Shares valued at their then fair market value.

10.  Confidentiality
     ---------------

     Without derogating from any other agreement or undertaking to which any of the Parties hereto is subject, and in addition to any such agreement or undertaking, the Investor undertakes to keep in strict confidence, and not to use for any purpose whatsoever except for internal purposes related to its investment in the Company, any and all information relating, in any way, to the Company which had been provided to the Investor by the Company or was otherwise obtained by such Investor, except information which may be clearly and convincingly (a) was in the Investor's possession prior to its disclosure; (b) is or becomes available in the public domain through no fault of the Investor; (c) was disclosed by operation of law; (d) is rightfully received by the Investor from a third party without a duty of confidentiality, to the best of the Investor's knowledge; or (e) is independently developed by the Investor. In the event of a disclosure required of the Investor according to any law, including by the Securities and Exchange Commission, the Investor shall use all reasonable efforts to obtain confidential treatment of materials required to be disclosed.

11.  Governing Law and Jurisdiction
     ------------------------------

     This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of law provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court in Tel Aviv, Israel, and each of the Parties hereby submits irrevocably to the exclusive jurisdiction of such court.

12.  Miscellaneous
     -------------

     12.1 This Agreement and its Exhibits including the Non- Disclosure Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof, and supersedes all prior agreements between the Parties hereof with regard to such subject matter.

    12.2 Each of the Parties shall take such actions, including the execution of further instruments and voting its shares in the Company, as may be necessary to give full effect to the provisions hereof and to the intent of the Parties hereto.

    12.3 Any term of this Agreement may be amended only with the written consent of the Parties hereto.


    12.4 None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without complying with the limitations on transfers of shares imposed by the Amended Articles, with the exception of: (i) assignments by the Investor or the other shareholders of the Company to Permitted Transferees (as defined below) of shares of such Investor or other shareholder, as applicable; (ii) assignments and transfers from the Investor or the Existing Shareholders to any other entity which controls, is controlled by or is under common control with, such Investor or Existing Shareholder; (iii) assignments and transfers of shares (if any) in accordance with the Agreement dated January 1, 2000 and its amendment dated October 10, 2000, attached as Exhibit 4.3 to this Agreement; provided, however, that that no such assignment or transfer shall become effective unless each such transferee has provided the Company and the Investor with a confirmation in writing that it is bound by all terms and conditions of this Agreement as if it were an original party to it. The Company shall not be entitled to assign any of its rights or obligations hereunder (other than as provided for herein), absent prior written consent of the Investor.

    12.5 A Party may waive any of its rights hereunder provided, however, that such waiver shall be in writing and shall apply exclusively to such Party's rights hereunder.

    12.6 No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provision of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

    12.7 All remedies either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

    12.8 If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

    12.9 All notices or other communications hereunder shall be in writing and shall either be given in Person, sent by registered mail (registered international air mail if mailed internationally), sent by an overnight courier service which obtains a receipt to evidence delivery, or transmitted by facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

           If to Company:     SygMed Ltd.
                              P.O. Box 2412
                              Raanana 43654, Israel
                              Att: Mr. Jacob Gross
                              Fax: 972-97410662

           With a copy to:    Eitan, Pearl, Latzer &Cohen Zedek
                              7 Shenkar St., Herzlia 46725 Israel
                              Att: Tal Danon-Shenhav, Adv., Hili Feferman, Adv.
                              Fax: 972-9-9709001

           If to Investor:    Aryt Industries Ltd.
                              7 Haplada St.
                              POB 696
                              Or Yehuda  60256, Israel
                              Fax: 972-3-5339223
                              Attn: Mr. Yoav Bar-Nes

            With a copy to:   Efrati, Galili & co.
                              6 Wissotsky Street.
                              Tel Aviv  62338
                              Fax:  972 - 3 - 604 0111
                              Attn:  Ian Rostowsky, Adv., Omer Ben-Zvi, Adv.

    12.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first hereinabove set forth.




-------------------------------
SYGMED LTD.

By:      /s/  Jacob Gross
         ----------------
Title:   CEO
         ----------------------


-------------------------------
YAACOV GROSS

/s/   Schmuel Bachar
--------------------
/s/  Ram Eckhaus
-----------------
ARYT INDUSTRIES LTD.

By:      _________________________
Title:   _________________________